                                                                    EXHIBIT 99.1

               CERTIFICATE PURSUANT TO SECTION 1350 OF CHAPTER 63
                      OF TITLE 18 OF THE UNITED STATES CODE

         I, Paul L. Berns, the President and Chief Executive Officer of Bone Care International, Inc. (the "Company"), certify that (i) the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2002 (the "Form 10-K") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                                     /s/  PAUL  L. BERNS
                                                     ---------------------------
                                                     Paul L. Berns
                                                     September 26, 2002